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                                                                Exhibit 99.Cover

                         MORGAN STANLEY STRATEGIST FUND
                           1221 Avenue of the Americas
                            New York, New York 10020

                                                  September 30, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Securities Act File No. 33-23669
       Post-Effective Amendment No. 19
       -------------------------------

Dear Sir or Madam:

       We are electronically filing via EDGAR, pursuant to the provisions of the Investment Company Act of 1940 and the Securities Act of 1933 and Rule 485(b) thereunder a copy of Post-Effective Amendment No. 19 to the Registration Statement of this Fund on Form N-1A.

       The Registration Statement is marked to reflect all changes from the current Prospectus and Statement of Additional Information dated September 29, 2003.

       Also enclosed, pursuant to Rule 485(b), is the required representation of Counsel that the filing does not contain any disclosures that would render it ineligible to become effective under the Rule.


                                                  Very truly yours,
                                                  /s/ Elisa Mitchell
                                                  ------------------
                                                      Elisa Mitchell
                                                      Assistant Secretary

Enclosures
cc:  Barry Fink, Esq.
     Larry Greene, Esq.